Exhibit 99.1

AT VITAL IMAGES:	AT PADILLA SPEER BEARDSLEY:
Michael H. Carrel	Nancy A. Johnson, (612) 455-1745
Chief Operating Officer and	Marian Briggs, (612) 455-1742
Chief Financial Officer	njohnson@psbpr.com/mbriggs@psbpr.com
(952) 487-9500
www.vitalimages.com

FOR IMMEDIATE RELEASE

VITAL IMAGES, INC. TO WEBCAST FIRST-QUARTER EARNINGS CONFERENCE
CALL TUESDAY, MAY 2

Webcast is Live at 10:30 a.m. (CT)

Minneapolis, April 19, 2006 — Vital Images, Inc. (NASDAQ: VTAL), a leading provider of enterprise-wide advanced visualization and analysis solutions, will host a live Webcast of its first-quarter earnings conference call Tuesday, May 2, 2006, at 10:30 a.m. CT.

Jay D. Miller, president and chief executive officer, and Michael H. Carrel, chief operating officer and chief financial officer, will recap first-quarter results and discuss the company’s outlook for the remainder of 2006. The company will issue a pre-market earnings news release on Tuesday, May 2, 2006. To access this Webcast, go to the investors’ portion of the company’s Web site, http://www.vitalimages.com, and click on the Webcast icon. The Webcast replay will be available beginning at 1:30 p.m. CT on the same day.

If you wish to listen to an audio replay of the conference call, dial (800) 405-2236 and enter conference call ID #11058767. The audio replay will be available beginning at 12:30 p.m. CT on Tuesday, May 2, through 5:00 p.m. CT on Tuesday, May 9.

About Vital Images

Vital Images, Inc., headquartered in Minneapolis, is a leading provider of enterprise-wide advanced visualization and analysis software solutions. The company’s technology gives radiologists, cardiologists, oncologists and other medical specialists time-saving productivity and communications tools that can be accessed throughout the enterprise and via the Web for easy use in the day- to-day practice of medicine. For more information, visit http://www.vitalimages.com .

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